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                                                                    EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (No. 33-99432, No. 333-32157 and No. 333-58134) of Intelligent Systems Corporation of our report dated March 20, 2002 with respect to consolidated financial statements of VISaer, Inc. and Subsidiaries for the year ended December 31, 2000 included in the Form 10-K of Intelligent Systems Corporation for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                        /s/ Moody, Famiglietti & Andronico, LLP


Boston, MA
March 26, 2003